Exhibit 8.1

List of Subsidiaries.

Name of Subsidiary	Country/Jurisdiction of Incorporation
Avago Semiconductor Technology (Shanghai) Limited	China
Avago Technologies Canada Corporation	Canada
Avago Technologies ECBU IP (Singapore) Pte. Ltd.	Singapore
Avago Technologies Enterprise Holding (Labuan) Corporation	Labuan
Avago Technologies Enterprise IP (Singapore) Pte. Ltd.	Singapore
Avago Technologies Fiber GmbH	Germany
Avago Technologies Fiber Holding (Labuan) Corporation	Labuan
Avago Technologies Fiber IP (Singapore) Pte. Ltd.	Singapore
Avago Technologies Finance S.à.r.l.	Luxembourg
Avago Technologies Finland Oy	Finland
Avago Technologies France SAS	France
Avago Technologies General Hungary Vagyonkezelõ Kft	Hungary
Avago Technologies General IP (Singapore) Pte. Ltd.	Singapore
Avago Technologies GmbH	Germany
Avago Technologies Holdings B.V.	Netherlands
Avago Technologies (Hong Kong) Limited	Hong Kong
Avago Technologies Imaging Holding (Labuan) Corporation	Labuan
Avago Technologies International Sales Pte. Limited	Singapore
Avago Technologies Italy S.r.l.	Italy
Avago Technologies Japan, Ltd.	Japan
Avago Technologies Korea Co. Ltd.	Korea
Avago Technologies (Malaysia) Sdn. Bhd.	Malaysia
Avago Technologies Manufacturing (Singapore) Pte. Ltd.	Singapore
Avago Technologies Mexico, S. de R.L. de C.V.	Mexico
Avago Technologies Sensor (U.S.A.) Inc.	Delaware (U.S.A.)
Avago Technologies Spain SA	Spain
Avago Technologies Storage Holding (Labuan) Corporation	Labuan
Avago Technologies Sweden AB	Sweden
Avago Technologies Trading Ltd	Mauritius
Avago Technologies U.K. Limited	England
Avago Technologies U.S. Inc.	Delaware (U.S.A.)
Avago Technologies U.S. R&D Inc.	Delaware (U.S.A.)
Avago Technologies Wireless (U.S.A.) Inc.	Delaware (U.S.A.)
Avago Technologies Wireless (U.S.A.) Manufacturing Inc.	Delaware (U.S.A.)
Avago Technologies Wireless Holding (Labuan) Corporation	Labuan
Avago Technologies Wireless Holdings B.V.	Netherlands
Avago Technologies Wireless Hungary Vagyonkezelõ Kft	Hungary
Avago Technologies Wireless IP (Singapore) Pte. Ltd.	Singapore
Eltra S.p.A.	Italy
Eltra Sensing Technology (Shanghai) Co. Ltd.	China
Eltra Slovakia, spol. S.r.o.	Slovakia
Eltra Automation, LLC	North Carolina (U.S.A.)
Orisil Technology Inc.	Cayman Islands
Orisil Technology (Shanghai) Incorporated	China